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                                                                    EXHIBIT 3(i)

                          AMENDED AND RESTATED CHARTER
                                       OF
                         GREENE COUNTY BANCSHARES, INC.

      1. The name of the Corporation is Greene County Bancshares, Inc.

      2. The duration of the Corporation is perpetual.

      3. The address of the principal office of the Corporation in the State of Tennessee shall be 110 North Main Street, Greeneville, Greene County, Tennessee.

      4. The Corporation is for profit.

      5. The purposes for which the Corporation is organized are:

         a) To carry on the business of a bank holding company, as defined in the federal Bank Holding Company Act of 1956, as amended, and to do all acts and things now and hereinafter permitted to be done by such a company

         b) To acquire by purchase, subscription, or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge, or otherwise dispose of or deal in and with any and all securities, as such term is hereinafter defined, issued or created by any corporation, firm, association or other entity, public or private, whether formed under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, or issued or created by the United States of America or any state or commonwealth thereof or any foreign country or by any agency, subdivision, territory, dependency, possession or municipality of any of the foregoing, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon. The term "securities" as used in this Charter shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreement, collateral trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security or, in general, any interests or instruments commonly known as "securities" or any and all certificates of interest or participation in, temporary or interim certificates for, receipts for, guaranties of, or warranties or rights to subscribe to or purchase, any of the foregoing

         c) To make, establish and maintain investments in securities, and to supervise and manage such investments


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            d) To cause to be organized under the laws of the United States of
      America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, one or more corporations, firms, organizations, associations or other entities and to cause the same to be dissolved, wound up, liquidated, merged or consolidated

            e) To acquire by purchase or exchange, or by transfer to, or by merger or consolidation with, the Corporation or any corporation, firm, organization, association, or other entity owned or controlled, directly or indirectly, by the Corporation, or to otherwise acquire, the whole or any part of the business, good will, rights, or other assets of any corporation, firm, organization, association or other entity, to operate and/or carry on the business of same, and to undertake or assume in connection therewith the whole or any part of the liabilities and obligations thereof, to effect any such acquisition in whole or in part by delivery of cash or other property, including securities issued by the Corporation, or by any other lawful means

            f) To aid by loan, subsidy, guaranty or in any other lawful manner any corporation, firm, organization, association or other entity of which any securities are in any manner directly or indirectly held by the Corporation or in which the Corporation or any such corporation, firm, organization, association or entity may be or become otherwise interested, to guarantee the payment of dividends of any stock issued by any such corporation, firm, organization, association or entity, to guarantee with or without recourse against any such corporation, firm or organization, association or entity or to assume the payment of the principal of, or the interest on, any obligations issued or incurred by such corporation, firm, organization, association or entity, to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly held, guaranteed or assumed by the Corporation, and to do any and all acts and things designed to accomplish any such purpose

            g) To borrow money for any business, object or purpose of the Corporation from time to time, without limit as to amount, to issue any kind of evidence of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into stock of the Corporation, to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the Corporation, whether at that time owned or thereafter acquired

            h) To render service, assistance, counsel and advice to, and to act in any capacity as representative or agent (whether managing, operating, financial, purchasing, selling, advertising or otherwise) of any corporation, firm, organization, association, or other entity

            i) To engage in any lawful business and in connection therewith to do any lawful act in furtherance of or otherwise necessary or convenient to such business


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            The Corporation shall possess and may exercise all powers and privileges necessary or convenient to effect any or all of the foregoing purposes, or to further any or all of the foregoing powers, and the enumeration herein of any specific purposes or powers shall not be held to limit or restrict in any manner the exercise by the Corporation of the general powers of the State of Tennessee conferred upon corporations formed under the Tennessee General Corporation Act

      6. The maximum number of shares which the Corporation shall have the authority to issue is

            a) One Hundred Thirty (130) shares of Organizational Common Stock with a par value of Ten Dollars ($10.00) per share, which stock shall be callable by the Corporation at any time at the par value thereof by action of a majority of the Board of Directors

            b) Five Million (5,000,000) shares of Common Stock, with a par value of Ten Dollars ($10.00) per share.

      6A.   a) (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered at any annual or special meetings of shareholders may be made by the Board of Directors or by any shareholder of the Corporation who was a shareholder of record both at the time of giving of notice provided for in this Section and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section.

               (2) For nominations or other business to be properly brought before an annual or special meeting by a shareholder pursuant to paragraph
      (a) (1) of this Section, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by shareholders. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation no less than 40 days nor more than 60 days prior to the scheduled date of such meeting in which the matter is to be acted upon; except that if notice or public disclosure of the meeting is effected fewer than 50 days before the meeting, such written notice must be delivered to the Secretary of the Corporation not later than the close of the 10th day following the day on which notice of the meeting was mailed to shareholders. In no event shall notice or public announcement of a postponement or adjournment of such meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material

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      interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the number of each class of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

               (3) Notwithstanding anything in the second sentence of paragraph
      (a) (2) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

            b)(1) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective nomination or proposal be disregarded.

               (2) For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

               (3) Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

      7. The Corporation will not commence business until consideration of One Thousand Dollars ($1,000.00) has been received for the issuance of shares



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      7A. Number of Directors. The Board of Directors shall consist of not less than three (3) or more than fifteen (15) members, unless all of the outstanding stock of the Corporation is owned of record by less than three (3) shareholders, in which case the number of directors may be less than three (3), but not less than the number of shareholders of record. The exact number within such maximum and minimum numbers shall be determined from time to time in accordance with the relevant provisions of the Corporation's Bylaws.

      7B. The directors shall be divided into three classes designated as Class I, Class II and Class III, each class to be as nearly equal in number as possible. The term of office of the Class I directors shall expire at the first annual meeting of the shareholders after the date on which this provision of the Charter first becomes effective. The term of office of the Class II directors shall expire at the second annual meeting of shareholders after the date on which this provision of the Charter first becomes effective. The term of office of the Class III directors shall expire at the end of the third annual meeting after this provision of the Charter first becomes effective. Thereafter, at each annual meeting of shareholders of the Corporation, directors of classes the terms of which expire at such annual meeting shall be elected for terms of three years. Notwithstanding any of the foregoing, a director whose term shall expire at any annual meeting shall continue to serve until his or her successor is elected and has qualified or until the director's death, retirement, resignation or removal. Should a vacancy occur or be created, any director elected or appointed to fill such vacancy shall serve for the full term of the class in which the vacancy occurs or is created. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal in number as possible.

      8. a) The Board of Directors may take, on written consent without a meeting, any action which it could take by means of a regularly called and held meeting, provided that such written consent sets forth the action so taken and is signed by all of the Directors

            b) The Board of Directors shall have the power by majority vote of the Directors present at a meeting at which a quorum is present to adopt, amend, or repeal any of the By-Laws of the Corporation, but any By-Law adopted by the Board may be amended or repealed by affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon

            c) The Corporation from time to time may provide either directly, or indirectly through the purchase of insurance, for the indemnification of directors, officers, employees and agents of the Corporation and of any of its subsidiaries to the fullest extent permitted by law

            d) The shareholders of the Corporation shall not have preemptive rights

            e) The Board of Directors shall have authority to issue bonds, debentures, notes or other obligations of this Corporation and to fix all the terms thereof, including without limitation the convertibility or nonconvertibility thereof


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            f) Any part of the authorized capital stock and any bonds, debentures, notes or other obligations of the Corporation may at any time, to the extent permitted by law, be issued, optioned or reserved for sale, sold or disposed of by the Corporation pursuant to appropriate action by the Board of Directors, to such parties and upon such terms as the Board shall deem proper

            g) The Corporation shall have the right to purchase its own shares and to pay dividends and make distributions of property to the extent of unreserved and unrestricted earned or capital surplus available therefor

            h) There shall be no cumulative voting by shareholders of any class or series in the election of directors of the Corporation

            i) Special meetings of shareholders may be called at any time, but only by the board of directors or a committee of the board of directors that has been duly designated by the board of directors

            j) "Control share acquisitions," as defined in Section 48-35-302 of the Tennessee Code, respecting the shares of the Corporation shall be governed by and subject to the provisions of the Tennessee Control Share Acquisition Act, and Sections 48-35-308 and 49-35-309 of the Tennessee Control Share Acquisition Act shall apply to the Corporation.

      9. a) VOTING REQUIREMENT. In addition to any affirmative vote required by law or any other Section of this Charter, and except as otherwise expressly provided in Subsection b of this Section 9, any Business Combination (as defined herein) shall require an affirmative vote of (i) eighty percent (80%) of the votes entitled to be cast by all holders of Voting Stock (as defined herein) voting together as a single class at a meeting of shareholders called for such purpose and in addition thereto, (ii) a majority of the votes entitled to be cast by all holders of Voting Stock, other than shares of Voting Stock which are Beneficially Owned (as defined herein) by the Interested Shareholder (as defined herein), voting together as a single class at a meeting of shareholders called for such purpose. Such affirmative vote shall be required notwithstanding the fact that a vote would not otherwise be required, or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise

            b) WHEN VOTING REQUIREMENT NOT APPLICABLE. The provisions of Subsection a of this Section 9 shall not be applicable to any Business Combination which shall have been approved by a majority of the Disinterested Directors (as defined herein) or as to which all of the conditions specified in Subsections b(1), b(2) and b(3) shall have been met

               (1) Fair Prices. The aggregate amount per share of the cash and the Fair Market Value (as defined herein), as of the Announcement Date (as defined herein), of the consideration other than cash to be received in such Business Combination by holders of shares of the respective classes and series of outstanding capital stock of the Corporation shall be at least equal to the highest of the following:


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                        (a) if applicable, the highest per share price (adjusted
            for any subsequent stock dividends, splits, combinations, recapitalization, reclassifications or other such reorganizations) paid to acquire any shares of such respective classes and series Beneficially Owned (as defined herein) by the Interested Shareholder during the Pre-announcement Period (as defined herein).

                        (b) The highest per share price (adjusted for any
            subsequent stock dividends, splits, combinations, recapitalizations, reclassifications or other such reorganizations) paid to acquire any shares of such respective classes and series Beneficially Owned by the Interested Shareholder in the transaction in which the Interested Shareholder became an Interested Shareholder.

                        (c) The Fair Market Value per share of such respective
            classes and series on the Announcement Date (as defined herein).

                        (d) The Fair Market Value per share of such respective
            classes and series on the Determination Date (as defined herein).

                        (e) The amount per share of any preferential payment to
            which shares of such respective classes and series are entitled in the event of a liquidation, dissolution or winding up of the Corporation.

               (2) Form of Consideration. The consideration to be received by holders of each particular class and series of outstanding capital stock of the Corporation in a Business Combination shall be (i) cash or (ii) if the majority of the shares of any particular class or series of the capital stock of the Corporation Beneficially Owned by the Interested Shareholder shall have been acquired for a consideration in a form other than cash, the same form of consideration used to acquire the largest number of shares of such class or series previously acquired and Beneficially Owned by the Interested Shareholder

               (3) Other Requirements. After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination, except as approved by a majority of the Disinterested Directors, there shall have been

                        (a) No failure to declare and pay in full, when and as
            due, any dividends on any class or series of Preferred Stock (as defined herein) (whether cumulative or not), except on any class or series of Preferred Stock as to which dividends were in arrears on the Determination Date;

                        (b) No reduction in the periodic rate of dividends on
            the Corporation's Common Stock below the dividends paid during the dividend period of the Corporation ended immediately prior to the Determination Date, except any reduction in dividends necessary to fairly reflect any stock dividend, split, recapitalization, reclassification or other such reorganization;



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                        (c) No failure to increase the periodic rate of any
            dividends per share paid on the Corporation's Common Stock to fairly reflect any stock combination, recapitalization, reclassification or other such reorganization which has the effect of reducing the number of outstanding shares of Common Stock;

                        (d) No increase in the number of shares of the capital
            stock of the Corporation Beneficially Owned by the Interested Shareholder, except (i) as a part of the transaction that resulted in the Interested Shareholder becoming an Interested Shareholder or
            (ii) to consummate the Business Combination in compliance with the provisions of this Section 9;

                        (e) No loans, advances, guarantees, pledges or other
            financial assistance or tax credits or other tax advantages provided by the Corporation or its subsidiaries for the benefit, directly or indirectly, of the Interested Shareholder, whether in anticipation of or in connection with such Business Combination or otherwise;

                        (f) No material change in the Corporation's business or
            capital structure or the business or capital structure of any subsidiary of the Corporation effected, directly or indirectly, by or for the benefit of the Interested Shareholder; and

                        (g) A proxy or information statement mailed at least
            thirty (30) days prior to the completion of the Business Combination to all the holders of Voting Stock (whether or not shareholder approval of the Business Combination is required) which proxy or information statement shall (i) describe the Business Combination,
            (ii) include in a prominent place the recommendations, if any, of a majority of the Disinterested Directors as to the advisability or inadvisability of the Business Combination, (iii) if deemed advisable by a majority of the Disinterested Directors, include an opinion of a reputable investment banking firm or other expert as to the fairness or unfairness of the terms of the Business Combination from the point of view of the shareholders other than the Interested Shareholder (such investment banking firm to be selected by a majority of the Disinterested Directors and to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion), and (iv) be responsive to the pertinent provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any laws supplementing or superseding such Act, rules and regulations, whether or not such proxy or information statement is required by law to be furnished to any holder of Voting Stock.

            c)    DEFINITIONS.  As used in this Section 9

              (1) "Business Combination" means any of the transactions described below:

                                    (a) Any merger or consolidation of the
                    Corporation or any Subsidiary (as defined herein) with (i) any Interested Shareholder or (ii) any corporation (whether or not itself an Interested



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                    Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as defined herein) of an Interested Shareholder.

                                    (b) Any sale, lease, exchange, mortgage,
                    pledge, transfer or other disposition, in one transaction or a series of transactions, (i) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets (including securities) of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more or (ii) to or with the Corporation or any Subsidiary of any assets (including securities) of any Interested Shareholder or any Affiliate of an Interested Shareholder having an aggregate Fair Market Value of $1,000,000 or more.

                                    (c) The issuance or transfer by the
                    Corporation or any Subsidiary in one transaction or a series of transactions, of any securities of the Corporation or any Subsidiary to any Interested Shareholder or an Affiliate of any Interested Shareholder in exchange for cash, securities or other property, or a combination thereof, having an aggregate Fair Market Value of $1,000,000 or more.

                                    (d) The adoption of any plan or proposal for
                    the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder.

                                    (e) Any reclassification of securities
                    (including any reverse stock split) or any recapitalization or reorganization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities of the Corporation or any Subsidiary (including securities convertible into equity securities) which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

                                    (f) Any other transaction or series of
                    transactions that is similar in purpose or effect to those referred to in (a) through (e) of this Subsection c(1).

               (2) "Voting Stock" means the Common Stock and those classes of Preferred Stock which would then be entitled to vote in the election of directors.

               (3) "Beneficially Owned," with respect to any securities, means the right or power (directly or indirectly through any contract, understanding or relationship) (i) to vote or direct the voting of such securities, (ii) to dispose or direct the disposition of such securities, or (iii) to acquire such voting or investment power, whether such right or power is exercisable immediately or only after the passage of time.


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               (4) "Interested Shareholder" means any Person (as defined herein)
      or member of a Group of Persons (as defined herein) who or which, together with any Affiliate or Associate (as defined herein) of such Person or member, Beneficially Owns (within the meaning of Subsection c(3) above) ten percent or more of the outstanding Voting Stock of the Corporation.

               (5) "Person" means any individual, firm, corporation, partnership, joint venture or other entity.

               (6) "Group of Persons" means any two or more Persons who or which are acting or have agreed to act together for the purpose of acquiring, holding, voting or disposing of any Voting Stock of the Corporation.

               (7) "Disinterested Director" means any member of the Board of Directors of the Corporation who is not an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder and who (i) was a member of the Board of Directors prior to the time the Interested Shareholder became an Interested Shareholder or (ii) was elected or recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on the Board of Directors.

               (8) "Fair Market Value" means (i) in the case of stock, the highest sale price during the 30-day period immediately preceding the date in question of a share of such stock on the NASDAQ National Market System, or if such stock is listed on an exchange registered under the Securities Exchange Act of 1934, on the principal exchange on which such stock is listed, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith, and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

               (9) "Pre-announcement Period" means the two-year period ending at 11:59 P.M., Greeneville time, on the Announcement Date.

               (10) "Announcement Date" means the date of the first public announcement of the proposal of the Business Combination.

               (11) "Determination Date" means the date on which the Interested Shareholder becomes an Interested Shareholder.

               (12) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

               (13) "Affiliate," used to indicate a relationship with a specified Person, means another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

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

               (14) "Associate," used to indicate a relationship with a specified Person, means (i) any corporation or other similar organization (other than the Corporation or a Subsidiary) of which such specified Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities,
      (ii) any trust or estate in which such specified Person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified Person, or any relative of such spouse who has the same home as such person and (iv) any other Person or Affiliate of a Person who directly or indirectly has received more than $50,000 for services or property from the specified Person or from an Affiliate of the specified Person during any year of the preceding five calendar years or who can reasonably be expected to receive more than such amount in the current calendar year under any existing agreement or agreements or understandings with such specified Person or an Affiliate of such specified Person.

               (15) "Preferred Stock" means all classes or series of the Corporation's capital stock other than Common Stock.

            d) POWER OF DISINTERESTED DIRECTORS. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Section 9, including without limitation (i) whether a Person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any Person,
      (iii) whether a Person is an Affiliate or Associate of another, (iv) whether the requirements of Section b have been met with respect to any Business Combination, and (v) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Section 9

            e) NO EFFECT ON PREFERENTIAL RIGHTS. The provisions of this Section 9 shall not affect in any way the amount or form of consideration that any holder of shares of the Corporation's capital stock is entitled to receive upon the liquidation or dissolution of the Corporation or any other preferential rights of the holders of such shares

            f) NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDERS. Nothing contained in this Section 9 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law

            g) AMENDMENT OR REPEAL. In addition to any affirmative vote required by law, an affirmative vote at least equal to the vote of eighty percent (80%) of the votes entitled to be cast by all holders of Voting Stock voting together as a single class, and in addition thereto (ii) a majority of the votes entitled to be cast by all holders of Voting Stock, other than shares of Voting Stock which are Beneficially Owned by an Interested Shareholder, voting together as a single class, shall be required to amend or repeal, or adopt any charter provisions inconsistent with, this Section
      9. Such affirmative vote shall

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      be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise

      10.   Indemnification

            a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Tennessee law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) seasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators, provided, however, that, except as provided in Section b hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

      The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expense"), provided, however, that if the Tennessee law requires, an advancement of expense incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the following:

                              (i) delivery to the Corporation of an undertaking
                    (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication"), that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise

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                              (ii) delivery to the Corporation by the indemnitee
                    of a written affirmation by the indemnitee of his good faith belief that he has (a) conducted himself in good faith, and
                    (b) he reasonably believed in the case of his official capacity with the Corporation, that his conduct was in its best interest, (c) he reasonably believed in all other cases, that his conduct was at least not opposed to its best interest and (d) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful

                              (iii) a determination is made on the facts then
                    known to those making the determination would not preclude indemnification under Tennessee law

            b)    Rights of Indemnitee to Bring Suit

                  If a claim under Section a of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any such suit by the Corporation to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Tennessee law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Tennessee law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of providing that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

            c)    Non-Exclusivity of Rights

                  The rights to indemnification and to the advancement of
            expenses conferred in this Article shall not be exclusive of any other right which any person

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            may have or hereafter acquire under any statute, the Corporation's
            Amended and Restated Charter, by-law, agreement, vote of Shareholders or Disinterested Directors or otherwise.

            d)    Indemnification of Employees and Agents of the Corporation

                  The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

      11.   Elimination of Liability in Certain Circumstances

                  A director of this corporation shall not be personally liable to the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its Shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
            (iii) or under TCA 48-18-304. No provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provisions become effective.

ATTEST

---------------------
Davis Stroud
Corporate Secretary

Dated:

  This restated charter was duly adopted by Davis Stroud on June 8, 1998.


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